Exhibit 99.1
Phreesia Announces First Quarter Fiscal 2027 Results
ALL-REMOTE COMPANY/WILMINGTON, Del., May 27, 2026 – Phreesia, Inc. (NYSE: PHR) (“Phreesia” or the "Company") announced financial results today for the fiscal first quarter ended April 30, 2026.
“Phreesia had a solid first quarter to build on in fiscal 2027. We entered the new fiscal year with an experienced team, a strong financial profile and continued momentum across several key initiatives, including positioning AccessOne for future growth, the successful launch of our healthcare provider (HCP) marketing offerings and the infusion of AI into the Phreesia operating model.” said CEO and Co-Founder Chaim Indig.
Please visit the Phreesia investor relations website at ir.phreesia.com to view the Company's Q1 Fiscal 2027 Stakeholder Letter.
Fiscal First Quarter Ended April 30, 2026 Highlights
•Total revenue was $130.9 million in the quarter, up 13% year-over-year.
•Average number of healthcare services clients ("AHSCs") was 4,708 in the quarter, up 7% year-over-year.
•Total revenue per AHSC was $27,811 in the quarter, up 6% year-over-year. See "Key Metrics" below for additional information.
•Net income was $3.0 million in the quarter, as compared to net loss of $3.9 million in the same period in the prior year.
•Adjusted EBITDA1 was $30.5 million in the quarter, as compared to $20.8 million in the same period in the prior year.
•Net cash provided by operating activities was $23.9 million in the quarter, as compared to $14.9 million in the same period in the prior year.
•Free cash flow2 was $16.4 million in the quarter, as compared to $7.5 million in the same period in the prior year.
•Cash, cash equivalents and restricted cash as of April 30, 2026 was $76.4 million, an increase of $2.6 million from January 31, 2026. As of April 30, 2026, cash, cash equivalents and restricted cash included $1.7 million of long-term restricted cash classified within other long-term assets.
Recent Developments
New Capital One Credit Agreement and Refinancing
On March 13, 2026, we completed a refinancing pursuant to which we terminated without penalty and repaid all outstanding indebtedness and obligations under the Bridge Loan (as defined below) with $92.2 million of borrowings from a new 5-year, $275 million senior secured revolving credit facility (the "New Capital One Credit Facility") maturing on March 13, 2031. The Bridge Loan, a 364-day, $110 million secured term loan entered into on November 12, 2025 (the “Bridge Loan”), was used to fund a portion of the consideration for the acquisition of AccessOne Parent Holdings, Inc. and its subsidiaries (collectively, “AccessOne” and such acquisition, the “AccessOne Acquisition”). The New Capital One Credit Facility also replaced our previous credit facility with Capital One, which had no outstanding borrowings and was terminated on the same date. The unused borrowing capacity on the New
1 Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other expense (income), net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in Q3 of Fiscal 2026 to include an adjustment for acquisition-related costs. Prior periods have not been retroactively adjusted. See “Non-GAAP Financial Measures” for more information and a reconciliation of Adjusted EBITDA to the closest GAAP measure.
2 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment. See “Non-GAAP Financial Measures” for a reconciliation of free cash flow to the closest GAAP measure.

Capital One Credit Facility is available to the Company for working capital, capital expenditures, permitted acquisitions and general corporate purposes.
For more information regarding the New Capital One Credit Facility and the termination of the Bridge Loan and the Previous Capital One Credit Facility, please see our Current Report on Form 8-K filed with the SEC on March 16, 2026.
AccessOne Securitization Program Expansion
On April 30, 2026, we entered into an amendment (the “Amendment”) to the agreement governing AccessOne’s securitization facility with PNC Bank (the “Securitization Program”). The Securitization Program supports AccessOne’s ability to offer patients flexible payment plans while providing up-front cash to healthcare providers for eligible patient receivables. The Amendment extended the term of the Securitization Program through April 30, 2029 and increased the facility limit from $200 million to $300 million, expanding our capacity to bring AccessOne’s financing capabilities to more healthcare services clients. The Amendment also amended certain covenants, allowing us to offer upfront receivables funding to a greater portion of our provider network — including non-investment grade organizations like community hospitals and specialty practices that are central to our growth strategy for AccessOne.
In connection with the Amendment, Phreesia, AccessOne Holdings, Inc. (“AccessOne Holdings”) and PNC Bank entered into an Amended and Restated Performance Guaranty (the “Guaranty”), pursuant to which Phreesia became a joint and several co-guarantor of AccessOne MedCard’s obligations under certain transaction documents. The Guaranty expressly provides that it is not a guarantee of the collection of any pool receivables and that Phreesia and AccessOne Holdings are not responsible for any non-payment or delay in the payment of any pool receivables solely due to the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related obligor or provider.
For more information regarding the Amendment and the Guaranty, please see our Current Report on Form 8-K filed with the SEC on May 4, 2026.
Fiscal 2027 Outlook
We are maintaining our revenue outlook for fiscal 2027. We expect revenue to be in the range of $510 million to $520 million. As we noted last quarter, network solutions clients are committing lower spend levels for the second half of fiscal 2027 than we had anticipated last December. Certain clients are committing fewer dollars due to brand-specific dynamics including the impact of regulatory policies. Though we do not believe these developments are signaling a structural shift in demand for Phreesia's solutions, there is now more variability in our internal network solutions revenue forecasting, particularly in the second half of each fiscal year. Our visibility into revenue across the other parts of our business is generally consistent with our views in March 2026. The revenue range provided for fiscal 2027 assumes approximately $37 million of contribution from AccessOne and no additional revenue from potential future acquisitions completed between now and January 31, 2027.
We are maintaining our Adjusted EBITDA outlook for fiscal 2027. We expect Adjusted EBITDA to be in the range of $125 million to $135 million. In addition to our continued belief in the operating leverage embedded in our model, we have more recently identified opportunities to reduce our reliance on manual processes across Phreesia through the adoption of artificial intelligence. In May 2026, subsequent to quarter end, we implemented a restructuring plan intended to reduce operating expenses and better align our cost structure with our current business priorities. The plan is expected to result in meaningful annualized run-rate expense savings, which were reflected in our Adjusted EBITDA outlook provided on March 30, 2026.
We are maintaining our expectation for AHSC growth in the mid-single-digit percent range, and we are maintaining our outlook for total revenue per AHSC to grow in the low-single-digit percent range, respectively, in fiscal 2027.
We believe our cash, cash equivalents, restricted cash and cash generated in our normal operations will be sufficient to reach our fiscal 2027 outlook and meet our obligations. As of April 30, 2026 we had $84.2 million in borrowings outstanding under the New Capital One Credit Facility.
Non-GAAP3 Financial Measures
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other expense (income), net and income tax expense, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to
3 GAAP is defined as generally accepted accounting principles in the United States.

the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For further information regarding the non-GAAP financial measures included in this press release, including a reconciliation of GAAP to non-GAAP financial measures and an explanation of these measures, please see “Non-GAAP Financial Measures” below.
Available Information
We intend to use our Company website (including our Investor Relations website) as well as our Facebook, X, LinkedIn and Instagram accounts as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.
Forward Looking Statements
This press release includes express or implied statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operating performance, including our revenue, operating leverage, Adjusted EBITDA and cash flows; our expectations regarding demand for our solutions and visibility into future revenue; our expectations regarding our restructuring plan, reductions in operating expenses and resulting expense savings; the expected results of the AccessOne Acquisition discussed herein, including anticipated additional revenue, Adjusted EBITDA and AHSCs; our ability to finance our plans to achieve our fiscal 2027 outlook with our current cash balance, cash generated in the normal course of business; our outlook for fiscal 2027, including our expectations regarding revenue, Adjusted EBITDA, AHSCs and total revenue per AHSC; our growth strategies for the AccessOne business; our ability to offer the AccessOne solution to additional clients and access to capital; our expectations regarding opportunities to reduce reliance on manual processes across the Company through the adoption of artificial intelligence; and expectations regarding our restructuring plan, reductions in operating expenses and annualized run-rate expense savings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; the competitive environment in which we operate; our ability to comply with the covenants in our New Capital One Credit Facility and the Securitization Program; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; artificial intelligence that can impact our business, including by posing security risks to our confidential information, proprietary information and personal data, increasing our regulatory and compliance burden and increasing competition; and other general, market, political, economic and business conditions (including from the U.S. federal government, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those listed or described in our filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026 that will be filed with the SEC following this press release. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
This press release includes certain non-GAAP financial measures as defined by SEC rules. We have provided a reconciliation of those measures to the most directly comparable GAAP measures, with the exception of our Adjusted EBITDA outlook for the reasons described above.
Conference Call Information
We will hold a conference call on Wednesday, May 27, 2026 at 5:00 p.m. Eastern Time to review our fiscal 2027 first quarter financial results. To participate in our live conference call and webcast, please dial (833) 461-5787 (or (626) 884-3620 for international participants) using conference code number 953036497 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About Phreesia
Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled more than 180 million patient visits in 2025—1 in 6 visits across the U.S. This scale allows Phreesia to make meaningful impact across the healthcare ecosystem. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives operational efficiency and improves healthcare outcomes. To learn more, visit phreesia.com.

Investor Relations Contact:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950

Media Contact:
Nicole Gist
Phreesia, Inc.
nicole.gist@phreesia.com
(407) 760-6274

Phreesia, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	April 30, 2026	January 31, 2026
	(Unaudited)
Assets
Current:
Cash, cash equivalents and restricted cash (including restricted cash of $— and $1,691 as of April 30, 2026 and January 31, 2026, respectively)	$74,706	$73,830
Settlement assets	32,720	32,999
Accounts receivable, net of allowance for doubtful accounts of $1,467 and $1,523 as of April 30, 2026 and January 31, 2026, respectively	89,607	97,453
Cardholder receivables	29,740	38,330
Deferred purchase price receivables	23,247	18,003
Accrued interest and fees receivables	711	840
Deferred contract acquisition costs	401	410
Prepaid expenses and other current assets	16,129	17,978
Total current assets	267,261	279,843
Property and equipment, net of accumulated depreciation and amortization of $90,385 and $94,193 as of April 30, 2026 and January 31, 2026, respectively	20,568	20,332
Capitalized internal-use software, net of accumulated amortization of $73,362 and $69,390 as of April 30, 2026 and January 31, 2026, respectively	54,624	54,270
Operating lease right-of-use assets	1,769	2,002
Deferred contract acquisition costs	231	338
Intangible assets, net of accumulated amortization of $16,099 and $13,489 as of April 30, 2026 and January 31, 2026, respectively	77,151	79,761
Goodwill	169,513	170,064
Deferred tax assets	1,593	1,593
Other assets (includes $1,691 and $— of long-term restricted cash as of April 30, 2026 and January 31, 2026, respectively)	7,283	2,442
Long-term cardholder receivables	59,494	47,723
Long-term deferred purchase price receivables	6,654	5,422
Total Assets	$666,141	$663,790
Liabilities and Stockholders’ Equity
Current:
Settlement obligations	$32,720	$32,999
Current portion of debt and finance lease liabilities	5,301	7,971
Current portion of operating lease liabilities	1,062	1,254
Accounts payable	11,891	11,477
Accrued expenses	30,521	41,257
Due to healthcare providers	30,331	38,056
Deferred revenue	39,561	49,522
Other current liabilities	722	705
Total current liabilities	152,109	183,241
Long-term debt and finance lease liabilities	85,303	92,117
Operating lease liabilities, non-current	891	1,107
Long-term due to healthcare providers	60,826	45,329
Long-term deferred revenue	3,223	244
Long-term deferred tax liabilities	4,624	4,498
Other long-term liabilities	75	47
Total Liabilities	307,051	326,583
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, undesignated, $0.01 par value—20,000,000 shares authorized as of both April 30, 2026 and January 31, 2026; no shares issued or outstanding as of both April 30, 2026 and January 31, 2026	—	—
Common stock, $0.01 par value—500,000,000 shares authorized as of both April 30, 2026 and January 31, 2026; 63,249,229 and 62,020,186 shares issued as of April 30, 2026 and January 31, 2026, respectively	632	620
Additional paid-in capital	1,201,871	1,181,679
Accumulated deficit	(796,227)	(799,190)
Accumulated other comprehensive loss	(571)	(382)
Treasury stock, at cost, 1,474,884 and 1,355,169 shares as of April 30, 2026 and January 31, 2026, respectively	(46,615)	(45,520)
Total Stockholders’ Equity	359,090	337,207
Total Liabilities and Stockholders’ Equity	$666,141	$663,790

Phreesia, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended April 30,
	2026	2025
Revenue:
Subscription and related services	$52,721	$54,355
Payment solutions(1)	41,941	29,925
Network solutions	36,273	31,656
Total revenues	130,935	115,936
Expenses:
Cost of revenue (excluding depreciation and amortization)	17,659	16,637
Payment solutions expense(1)	25,675	21,428
Sales and marketing	24,209	26,043
Research and development	28,328	31,829
General and administrative	18,361	16,408
Depreciation	3,371	2,986
Amortization	6,583	3,892
Total expenses	124,186	119,223
Operating income (loss)	6,749	(3,287)
Other (expense) income, net	(7)	338
Loss on extinguishment of debt	(17)	—
Interest expense	(2,299)	(435)
Interest income	297	205
Total other (expense) income, net	(2,026)	108
Income (loss) before income tax expense	4,723	(3,179)
Income tax expense	(1,760)	(735)
Net income (loss)	$2,963	$(3,914)
Net income (loss) per share attributable to common stockholders:
Basic	$0.05	$(0.07)
Diluted	$0.05	$(0.07)
Weighted-average common shares outstanding:
Basic	60,944,962	58,920,782
Diluted	62,040,865	58,920,782
(1) Beginning with the fourth quarter of the fiscal year ended January 31, 2026, the revenue line previously labeled “Payment processing fees” was relabeled “Payment solutions” to reflect the expanded scope of our payments offerings following the AccessOne Acquisition, which closed on November 12, 2025. “Payment solutions” includes all revenue previously presented as “Payment processing fees” and all revenue from the operations acquired in the AccessOne Acquisition. Additionally, “Payment processing expense” was relabeled “Payment solutions expense” and includes all expenses previously presented as “Payment processing expense” and direct costs of revenue related to the operations acquired in the AccessOne Acquisition. Prior period amounts have not been reclassified, as the Company did not own the acquired operations in prior periods and the change in presentation did not affect any previously reported amounts.

Phreesia, Inc.
Unaudited Consolidated Statements of Comprehensive Income (Loss)
(in thousands)

	Three months ended April 30,
	2026	2025
Net income (loss)	$2,963	$(3,914)
Other comprehensive (loss) income:
Net change in unrealized gains on cash flow hedges	(81)	407
Change in foreign currency translation adjustments	(108)	28
Other comprehensive (loss) income	(189)	435
Comprehensive income (loss)	$2,774	$(3,479)

Phreesia, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three months ended April 30,
	2026	2025
Operating activities:
Net income (loss)	$2,963	$(3,914)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	9,954	6,878
Stock-based compensation expense	13,554	17,225
Amortization of deferred financing costs	434	62
Loss on extinguishment of debt	17	—
Cost of Phreesia hardware purchased by customers	188	436
Deferred contract acquisition costs amortization	116	110
Non-cash operating lease expense	233	215
Deferred taxes	677	85
Changes in operating assets and liabilities:
Accounts receivable	7,731	(1,490)
Cash received for sale of receivables	7,711	—
Accrued interest receivable	129	—
Prepaid expenses and other assets	828	(256)
Accounts payable	159	(1,739)
Accrued expenses and other liabilities	(6,985)	(891)
Payment of due to provider for receivables sold to securitization	(5,060)	—
Lease liabilities	(410)	(252)
Deferred revenue	(8,317)	(1,619)
Net cash provided by operating activities	23,922	14,850
Investing activities:
Collections of cardholder receivables held for investment and deferred purchase price	12,352	—
Capitalized internal-use software	(3,240)	(3,888)
Purchases of property and equipment	(4,310)	(3,504)
Net cash provided by (used in) investing activities	4,802	(7,392)
Financing activities:
Proceeds from issuance of common stock upon exercise of stock options	131	128
Treasury stock to satisfy tax withholdings on stock compensation awards	(1,095)	—
Proceeds from employee stock purchase plan	522	768
Finance lease payments	(1,680)	(1,376)
Principal payments on financing agreements	(355)	(320)
Debt issuance costs and loan facility fee payments	(2,259)	(38)
Financing payments of acquisition-related liabilities	—	—
Debt extinguishment costs	(42)	—
Proceeds from debt instruments	92,240	—
Principal payments on debt instruments	(98,000)	—
Payments due to provider for unfunded receivables	(15,555)	—
Net cash used in financing activities	(26,093)	(838)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(64)	31
Net increase in cash, cash equivalents and restricted cash	2,567	6,651
Cash, cash equivalents and restricted cash – beginning of period	73,830	84,220
Cash, cash equivalents and restricted cash – end of period	$76,397	$90,871

Supplemental information of non-cash investing and financing information:
Non-cash activity related to credit card receivables and deferred purchase price	$27,717	$—
Exchange of right of use asset for property and equipment	$57	$—
Purchase of property and equipment and capitalized software included in accounts payable and accrued liabilities	$2,304	$1,117
Capitalized stock-based compensation	$342	$332
Issuance of stock to settle liabilities for stock-based compensation	$8,053	$6,508
Cash paid for:
Interest	$3,848	$324
Income taxes	$1,181	$551

Reconciliation of cash, cash equivalents and restricted cash shown in statements of cash flows
Cash, cash equivalents and restricted cash per balance sheets	$74,706	$90,871
Restricted cash included in other long-term assets	1,691	—
Total cash, cash equivalents and restricted cash shown in statements of cash flows	$76,397	$90,871

Non-GAAP Financial Measures
This press release and statements made during the above-referenced webcast may include certain non-GAAP financial measures as defined by SEC rules.
Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income (loss) before interest expense, interest income, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, other expense (income), net and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs. The calculation of Adjusted EBITDA was updated beginning in the three months ended October 31, 2025 to include an adjustment for acquisition-related costs, which consist primarily of legal, advisory and other professional fees and integration costs related to acquisitions. Management believes adjusting for these acquisition-related costs provides investors with a more consistent period-to-period comparison of our core operating performance and trends. For periods prior to the three and nine months ended October 31, 2025, the calculation of Adjusted EBITDA did not adjust for acquisition-related costs, and prior periods have not been retroactively adjusted.
We have provided below a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release and our Quarterly Report on Form 10-Q to be filed after this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other expense (income), net and income tax expense which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).
Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; (4) loss on extinguishment of debt; (5) interest expense; (6) interest income; (7) other expense (income), net; or (8) certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as acquisition- and restructuring-related costs; and
•Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss), and our GAAP financial results.
The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods indicated:

Phreesia, Inc.
Adjusted EBITDA

	Three months ended April 30,
(in thousands, unaudited)	2026	2025
Net income (loss)	$2,963	$(3,914)
Interest expense	2,299	435
Interest income	(297)	(205)
Income tax expense	1,760	735
Depreciation and amortization	9,954	6,878
Stock-based compensation expense	13,554	17,225
Loss on extinguishment of debt	17	—
Other expense (income), net	7	(338)
Other items affecting comparability(1)	217	—
Adjusted EBITDA	$30,474	$20,816
(1) For the three months ended April 30, 2026, consisted of legal, advisory and other professional fees and integration costs related to the AccessOne Acquisition.
We calculate free cash flow as net cash provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.
Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investments, partnerships and acquisitions, and strengthening our financial position.
The following table presents a reconciliation of free cash flow from net cash provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:
Phreesia, Inc.
Free cash flow

	Three months ended April 30,
(in thousands, unaudited)	2026	2025
Net cash provided by operating activities	$23,922	$14,850
Less:
Capitalized internal-use software	(3,240)	(3,888)
Purchases of property and equipment	(4,310)	(3,504)
Free cash flow	$16,372	$7,458

Phreesia, Inc.
Supplementary Information
(Unaudited)

	Three months ended April 30,
(in thousands)	2026	2025
GAAP operating expenses
General and administrative	$18,361	$16,408
Sales and marketing	24,209	26,043
Research and development	28,328	31,829
Cost of revenue (excluding depreciation and amortization)	17,659	16,637
	$88,557	$90,917
Stock compensation included in GAAP operating expenses
General and administrative	$5,489	$6,573
Sales and marketing	3,902	5,174
Research and development	3,565	4,393
Cost of revenue (excluding depreciation and amortization)	598	1,085
	$13,554	$17,225
Acquisition-related costs included in GAAP operating expenses
General and administrative	$217	$—
Phreesia, Inc.
Key Metrics
(Unaudited)

	Three months ended April 30,
	2026	2025
Average number of healthcare services clients ("AHSCs")	4,708	4,411
Total revenue per AHSC	$27,811	$26,283
The definitions of our key metrics are presented below.
•AHSCs. We define AHSCs as the average number of clients that generate subscription and related services or payment solutions revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. We believe growth in AHSCs is a key indicator of the performance of our business and depends, in part, on our ability to successfully develop and market our solutions to healthcare services organizations that are not yet clients. We believe growth in AHSCs provides useful information to investors as an important indicator of expected revenue growth. In addition, growth in AHSCs informs our management of the areas of our business that will require further investment to support expected future AHSC growth. For example, as AHSCs increase, we may need to add to our customer support team and invest to maintain effectiveness and performance of our solutions for our healthcare services clients and their patients.
•Total revenue per AHSC. We define total revenue per AHSC as total revenue in a given period divided by the number of AHSCs during that same period. Our healthcare services clients directly generate subscription and related services and payment solutions revenue. Additionally, our relationships with healthcare services clients who subscribe to our solutions give us the opportunity to engage with life sciences companies, government entities, patient advocacy, public interest and not-for-profit and other organizations who deliver direct communication to patients through our solutions. As a result, we believe that our ability to increase total revenue per AHSC provides useful information to investors as an indicator of the long-term value of our solutions.

Phreesia, Inc.
Additional Information
(Unaudited)

	Three months ended
	April 30, 2026	January 31, 2026(1)
Total managed payments (in billions)	$1.786	$1.560
Payment solutions revenue rate	2.3%	2.3%
(1) The AccessOne Acquisition was completed on November 12, 2025. Reflects inclusion of the business operations of AccessOne from November 12, 2025 to January 31, 2026 and therefore the payment solutions revenue rate for the three months ended January 31, 2026 is not indicative of AccessOne’s full-quarter performance.

We are introducing new metrics: total managed payments and payment solutions revenue rate. We believe these new metrics will enable investors to better evaluate the performance of our payment solutions business following the AccessOne Acquisition during the fourth quarter of fiscal 2026, which introduced new revenue-generating activities. These metrics replace patient payment volume and payment facilitator volume percentage, which reflected only the legacy Phreesia payment processing business4. Total managed payments reflects both the transactional activity we facilitate and the financing solutions we provide to healthcare organizations and patients. These metrics provide a clear and consistent framework for understanding how payment activity translates into revenue, enabling investors to more effectively assess the growth, performance and overall value of our payment solutions business.
•Total managed payments. We define total managed payments as the sum of (i) our legacy patient payment volume, measured as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors; and (ii) the average month-end outstanding balance of our managed portfolio of cardholder receivables, calculated as the average of the month-end balances during the applicable period. We believe total managed payments are a useful indicator of the scale and health of our payments ecosystem, reflecting both the volume of transactions we facilitate and the size of the receivables portfolio we service. Total managed payments are one of the primary drivers of our total payments revenue.
•Payment solutions revenue rate. We define our payment solutions revenue rate as total payment solutions revenue divided by total managed payments for a given period. This rate reflects the combined monetization of both our payment processing and patient financing activities in a single, unified rate. We believe this metric provides a useful lens into the efficiency and stability of our revenue model over time, enabling investors to better understand how changes in volume and portfolio size translate into revenue and to more easily evaluate the underlying performance and scalability of our payment solutions business. Because total managed payments includes both transaction volume and average receivables balances, payment solutions revenue rate should not be interpreted as a processing take rate, interest yield or margin.
4 For periods prior to the three months ended April 30, 2026, we presented (i) patient payment volume (measured as the total dollar volume of transactions between our healthcare services clients and their patients utilizing our payment platform, including via credit and debit cards that we process as a payment facilitator as well as cash and check payments and credit and debit transactions for which we act as a gateway to other payment processors) and (ii) payment facilitator volume percentage (defined as the volume of credit and debit card patient payments that we process as a payment facilitator as a percentage of total patient payment volume).